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                                                                   EXHIBIT 10.52

                       2001 - 2003 PERFORMANCE SHARE PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

Purpose

The purpose of the 2001 - 2003 AMR Corporation Performance Share Plan ("Plan") for Officers and Key Employees is to provide greater incentive to officers and key employees of the subsidiaries and affiliates of AMR Corporation ("AMR" or "the Corporation") to achieve the highest level of individual performance and to meet or exceed specified goals which will contribute to the success of the Corporation. This Plan is adopted pursuant to the 1998 Long Term Incentive Plan, as amended ("LTIP").

Definitions

Capitalized terms not otherwise defined in the Plan or the award agreement for performance shares between the Corporation and the employee, will have the meanings set forth in the LTIP.

For purposes of the Plan, the following definitions will control:

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"Committee" is defined as the Compensation / Nominating Committee of the AMR Board of Directors.

"Comparator Group" is defined as the seven major U.S. based carriers including AMR Corporation, Continental Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines Corp., Southwest Airlines Co., UAL Corporation, and US Airways Group, Inc.

"Measurement Period" is defined as the three year period beginning January 1, 2001 and ending December 31, 2003.

"Total Shareholder Return (TSR)" is defined as the annualized rate of return reflecting stock price appreciation plus reinvestment of dividends over the Measurement Period. The average Daily Closing Stock Price (adjusted for splits and dividends) for the three months prior to the beginning and ending points of the Measurement Period will be used to smooth out market fluctuations. The Committee reserves the right to adjust the calculation at its discretion.

"Daily Closing Stock Price" is defined as the stock price at the close of trading (4:00 PM EST) of the National Exchange on which the stock is traded.


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"National Exchange" is defined as either the New York Stock Exchange (NYSE), the
National Association of Stock Dealers and Quotes (NASDAQ), or the American Stock Exchange (AMEX).

Accumulation of Shares

The number of shares under the Plan to be distributed to individual participants is determined by (i) the Corporation's TSR rank within the Comparator Group and
(ii) the terms and conditions of the award agreement between the Corporation and the employee. The distribution percentage of target shares, based on rank, is specified below:

------------------------------------------------------------------------------
      Granted Shares - Percent of Target Based on Rank
------------------------------------------------------------------------------
  Rank          7         6         5         4        3         2         1
------------------------------------------------------------------------------
Payout %        0%       25%       50%       75%      100%      135%      175%
------------------------------------------------------------------------------


In the event that a carrier (or carriers) in the Comparator Group ceases to trade on a National Exchange at any point in the Measurement Period, the following distribution percentage of target shares, based on rank and the number of remaining comparators, will be used accordingly.

                                  6 Comparators

-------------------------------------------------------------------
    Granted Shares - Percent of Target Based on Rank
-------------------------------------------------------------------
  Rank         6         5         4         3         2         1
-------------------------------------------------------------------
Payout %       0%       50%       75%      100%      135%      175%
-------------------------------------------------------------------

                                  5 Comparators

---------------------------------------------------------
    Granted Shares - Percent of Target Based on Rank
---------------------------------------------------------
  Rank         5         4         3         2         1
---------------------------------------------------------
Payout %      50%       75%      100%      135%      175%
---------------------------------------------------------

                                  4 Comparators

------------------------------------------------
Granted Shares - Percent of Target Based on Rank
------------------------------------------------
  Rank         4         3        2         1
------------------------------------------------
Payout %      75%      100%      135%      175%
------------------------------------------------

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                                  3 Comparators

------------------------------------------------
Granted Shares - Percent of Target Based on Rank
------------------------------------------------
  Rank         3        2         1
------------------------------------------------
Payout %      100%     135%      175%
------------------------------------------------

Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan. The distribution percentage of shares, if any, will be determined based on an audit of AMR's TSR Rank by the General Auditor of American Airlines, Inc. A summary of awards under the Plan shall be provided to the Board of Directors at the first regular meeting following determination of the awards. The Committee may determine to pay a cash equivalent in lieu of the stock award.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of American Airlines, Inc. or an Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive an award as may have been expressly awarded by the Committee subject to the terms and conditions of the award agreement between the Corporation and the employee.

In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Corporation, whether similar or dissimilar, (each a "Force Majeure Event"), which Force Majeure Event affects the Corporation or its subsidiaries or its Affiliates, the Committee, in its sole discretion, may (i) terminate or (ii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute any awards due currently or in the future under the Plan, including, but not limited to, any awards that have accrued to the benefit of participants but have not yet been paid.

In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. or its Affiliates to any unauthorized party and, (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American Airlines, Inc. or its Affiliates or


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after such employment is terminated, and (iii) not to solicit any current employees of American Airlines, Inc. or any subsidiaries of AMR to join the employee at his or her new place of employment after his or her employment with American Airlines, Inc. is terminated.

The Committee may amend, suspend, or terminate the Plan at any time.


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